UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: October 27, 2023

(Date of earliest event reported)

DEERE & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-4121	36-2382580
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One John Deere Place

Moline, Illinois 61265

(Address of principal executive offices and zip code)

(309) 765-8000

(Registrant’s telephone number, including area code)

___________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $1 par value	DE	New York Stock Exchange
6.55% Debentures Due 2028	DE28	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2023, the Compensation Committee of the Board of Directors of Deere & Company (the “Company”) amended the John Deere Short-Term Incentive Bonus Plan (the “STI Plan”). The amendments to the STI Plan increased the limit on the amount payable to a participant in a plan year, which had not been adjusted since 2005, from $5.0 million to $10.0 million, removed provisions relating to Section 162(m) of the Internal Revenue Code of 1986, as amended, which are no longer applicable, and effected other non-substantive changes. The amendments are effective for fiscal year 2023 onwards.

The foregoing description of the amendments to the STI Plan is qualified in its entirety by reference to the amended John Deere Short-Term Incentive Bonus Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Number	Description of Exhibit
10.1	John Deere Short-Term Incentive Bonus Plan, as amended October 27, 2023
104	Cover Page Interactive Data File (the cover page XBRL tags are imbedded in the Inline XBRL document)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEERE & COMPANY

	By:	/s/ Edward R. Berk
Edward R. Berk
Secretary

Dated: October 30, 2023

3